UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 27, 2005

Intrepid Holdings, Inc. (Name of small business issuer in its charter)	Nevada (State or other jurisdiction of incorporation or organization)
88-0465858 001-16173 (I.R.S. Employer Identification No.) (Commission File No.)	9100 Southwest Freeway, Suite 130A, Houston, TX (Address of principal executive offices)
Issuer's telephone number: (713) 776-8984	77074 (Zip Code)

Former Name or Address if changed since last report:  160 Wimberley Ranch Dr., Wimberley, Texas 78676.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[   ]  Written communications pursuant to Rule 425 under the Securities Act

     (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement

On April 27, 2005, Intrepid Holdings, Inc. entered into an asset purchase agreement with Rx Fulfillment Services, Inc., (“RxFS”) a Texas corporation under which we purchased all of the assets of RxFS in exchange for 26,525,188 shares of newly issued, unregistered common stock of Intrepid Holdings.

The assets acquired included certain contracts and contractual rights owned by RxFS to provide pharmacy services and pharmacy fulfillment services for a nationwide software provider of e-prescription software named VipMedRx, Inc. (“VMRx”).  In addition, we acquired a contractual relationship that allows us to access the certification and license of a Texas pharmacy that will provide pharmacy services on behalf of the Company.

Beginning in 2006, physicians in the U.S. will be required to generate their prescriptions electronically rather than by hand as they have done historically.  VMRx provides the software that automates this process as well as providing information on drug interaction, electronic medical records and professional education materials for doctors.  We expect to work closely with VMRx in the marketing of this software to doctors across America beginning in May of 2005.  A core target market for us will be the African-American medical community.

Patients who visit a doctor using the VMRx software suite, will be offered the option of having their prescription delivered directly to their home or office by RxFS.  We expect to open a fulfillment center in the next sixty days and begin delivering prescriptions to patients in July of this year.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 27, 2005, Intrepid Holdings acquired the assets of Rx Fulfillment Services, Inc., a Texas corporation.  The seller of the assets was not a related party or affiliate of Intrepid Holdings.  We purchased the assets for 26,525,188 shares of newly issued unregistered common stock of Intrepid Holdings.  The assets acquired consist primarily of the following four contracts:  i) an Agency Agreement between the Seller and VipMedRx (“VMRx”) of Silver Springs, MD.  Under this contract, VMRx will act as an agent for the pharmacy services provided by us subsequent to the acquisition; ii) an Order Fulfillment Agreement between VMRx and the Seller under which RxFS acts as a licensed pharmacy to fill prescriptions issued by physicians using the VMRx software system.; iii)  a lease agreement with La Porte Apothecary, Inc., under which we are  authorized to operate as a Class A Pharmacy as a sub-contractor to the Lessor; and iv)  a Joint Venture Agreement between Laura Clelland, d/b/a DiebeteSource under which we will provide pharmacy fulfillment services to the joint venture and for which we will own a 49% interest in the joint venture.

Subsequent to the closing of the asset purchase described above, we retained the services of the President of the Seller, Mr. Maurice Stone to serve as our Chief Executive Officer and as Chairman of the Board.

Item 2.03 Creation of a Direct Financial Obligation

On April 27, 2005, Intrepid Holdings executed a Promissory Note in the amount of $400,000 to Galleria Securities, Inc. of Wimberley, Texas.  Under the terms of this Note, the company must repay the principal of this Note within six months.  Interest will accrue at a rate of 7% if the note is not paid by the due date.  In addition, we have agreed to repay the note out of the proceeds of any private placement that we conduct during the term of the note by applying 50% of the net proceeds of any private placement investment directly to the Note’s retirement.

Item 5.02 Election of Directors; Appointment of Principal Officers.

On April 29, 2005, the Board of Directors unanimously elected additional directors to join Thomas J. Cloud, Jr. the Company’s current director on the Board of Directors:

Maurice Stone, Chairman, 9100 Southwest Freeway, Suite 130A, Houston, Texas 77074;

Daryl Webster, 9100 Southwest Freeway, Ste. 130A, Houston, Texas 77074;

James B. Hill, 9100 Southwest Freeway, Ste. 130A, Houston, Texas 77074;

Toney Means, 9100 Southwest Freeway, Ste. 130A, Houston, Texas 77074;

James Shelton, 9100 Southwest Freeway, Ste. 130A, Houston, Texas 77074;

Ernest Carter, 9100 Southwest Freeway, Ste. 130A, Houston, Texas 77074;

Jonathan Gilchrist, 1240 Blalock Rd., Ste. 150, Houston, Texas 77055

Mr. Shelton will serve as Chairman of the Executive Compensation Committee.

Mr. Gilchrist will serve as Chairman of the Audit Committee.

Mr. Cloud will continue his service as a director of the company as well.

In addition, the Board of Directors designated the following individuals to serve as officers of the Corporation in addition to Thomas J. Cloud, Jr. who will continue to serve as President:

Maurice Stone, CEO, 9100 Southwest Freeway, Ste. 130A, Houston, Texas 77074;

Daryl Webster, CFO, 9100 Southwest Freeway, Ste. 130A, Houston, Texas 77074;

Theodis Ware, Vice President, 9100 Southwest Freeway, Ste. 130A, Houston, Texas 77074;

Item 8.01 Other Events – Change of Address and Contact Number

The Company has changed the location of its principal place of business to 9100 Southwest Freeway, Suite 130A, Houston, Texas 77074.  The principal contact number for the Company is now (713) 776-8984.

Item 9.01 Exhibits and Financials

Exhibit 10.01	Agency Agreement between Rx Fulfillment Services, Inc. and VipMedRx dated January 6, 2005.
Exhibit 10.02	Order Fulfillment Agreement between Rx Fulfillment Services, Inc. and VipMedRx dated January 6, 2005.
Exhibit 10.03	Lease Agreement between La Porte Apothecary, Inc. and Rx Fulfillment Services, Inc. dated February 9, 2005.
Exhibit 10.04	Joint Venture Agreement between Rx Fulfillment Services, Inc. and Laura Clelland dated February 10, 2005.

The financial statements of Rx Fulfillment Services, Inc., will be filed in an amendment no later than 71 calendar days from the file date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Intrepid Holdings, Inc.

By: /s/ Thomas John Cloud, Jr.
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Thomas John Cloud, Jr.

President